Exhibit 99.1

                                VSB Bancorp, Inc.
                    Third Quarter 2006 Results of Operations

Contact Name:
Ralph M. Branca
Executive Vice President
(718) 979-1100

Staten Island, N. Y. --October 11, 2006. VSB Bancorp, Inc. (NASDAQ OTCBB: VSBN) reported net income of $644,129 for the third quarter of 2006, a 2.0% decrease from the third quarter of 2005. The following unaudited figures were released today. Pre-tax income was $1,205,971 in the third quarter of 2006, as compared to $1,231,356 for the third quarter of 2005, a decrease of $25,385, or 2.1%. Net income for the third quarter of 2006 was $644,129, or basic income of $0.35 per common share, as compared to a net income of $657,574, or $0.36 basic income per common share, for the quarter ended September 30, 2005. All per share data have been adjusted for the 5-for-4 stock split, in the form of a 25% stock dividend, paid on May 18, 2006, to stockholders of record on May 3, 2006.

The $13,445 decrease in net income was attributable to a decrease in non-interest income of $224,551, partially offset by a decrease in non-interest expense of $12,870, a decrease in the provision for loan loss of $10,000, an increase in net interest income of $176,296, and a decrease in income tax expense of $11,940. The decrease in non-interest income was a direct result of a lease buyout in 2005 of one of the Bank's subleases. The increase in net interest income was due partially to the receipt of interest income of $56,044 on a non-accrual loan that was repaid in full. Total assets increased to $221.9 million at September 30, 2006, an increase of $6.1 million, or 2.8%, from December 31, 2005. Total deposits increased to $197.4 million, an increase of $4.1 million, or 2.1%, during the 3rd quarter of 2006. The increase in deposits was due, in part, to a $10 million New York State jumbo CD deposit and a $10 million New York City jumbo CD deposit made in connection with the opening of our Rosebank branch under the state's and city's Bank Development District programs. The Bancorp's Tier 1 regulatory capital ratio was 10.48%, and includes as Tier 1 capital, the proceeds of a $5 million trust preferred securities issuance in August 2003.

Average interest-earning assets and average investment securities increased by $2.1 million and $5.6 million, respectively, from the third quarter of 2005 to the third quarter of 2006. Average demand deposits, an interest free source of funds for the Bancorp to invest, were approximately 35% of average total deposits for the third quarter of 2006, compared to 37% for the third quarter of 2005. Average time deposits grew by $13.5 million from the third quarter of 2005 to the third quarter of 2006. The Company's interest rate spread and interest rate margin were 3.87% and 4.79%, respectively, for the quarter ended September 30, 2006 as compared to 3.92% and 4.52%, respectively, for the quarter ended September 30, 2005. Non-interest income decreased $224,551 to $446,923 in the third quarter of 2006. Non-interest expense totaled $1.8 million, a decrease of $12,870 from the third quarter of 2005. The slight change in non-interest expense was attributable to a combination of a decrease in salaries and benefits expense, due to a reduction in compensation expense related to Stock Appreciation Rights, higher legal expenses, higher director fees and an increase in occupancy expenses primarily attributable to both the opening of our fifth branch and the preparation for the opening of our sixth branch.

Pre-tax income decreased to $3,411,034 for the first nine months of 2006, as compared to $3,598,543 for 2005, a decrease of $187,509, or 5.2%. Net income for the nine months ended September 30, 2006 was $1,821,810, or basic net income of $1.00 per common share, as compared to a net income of $1,921,827, or $1.07 per common share, for the nine months ended September 30, 2005. The $100,017 reduction in net income was attributable to an increase in non-interest expense of $416,946, an increase in the provision for loan loss of $90,000 and a decrease in non-interest income of $240,329, partially offset by an increase in net interest income of $559,766. Income tax expense also decreased $87,492 between the periods as pre-tax income decreased.

Merton Corn, President and CEO of VSB Bancorp, Inc., stated, "We are in the process of constructing our next bank building in Great Kills and we look forward to opening that branch in early 2007. The recent increases in the Prime Rate have helped to defray the increased costs of deposits. The Staten Island market has become more competitive and the Island's main industry, homebuilding, has been slowing recently, which has affected our deposit growth and loan originations." Mr. Joseph J. LiBassi, VSB Bancorp, Inc.'s Chairman stated "Our earnings per share were $0.35 for the third quarter of 2006, our Return on Assets was 1.14% and our Return on Equity was 15.87% for this quarter. These are improvements from the June 2006 quarter. The highest quality personal service that we deliver sets us apart from our competitors and is the reason that we are the Island's premier business bank."

VSB Bancorp, Inc. is the one-bank holding company for Victory State Bank. Victory State Bank, a Staten Island based commercial bank, commenced operations on November 17, 1997. The Bank's initial capitalization of $7.0 million was primarily raised in the Staten Island community. The Bancorp's total equity has increased to $16.5 million since the Bank was formed. The Bank operates five full service locations in Staten Island: the main office in the Oakwood Heights Shopping Center, and branches on Forest Avenue, Hyatt Street, Hylan Boulevard and now on Bay Street. We have received regulatory approval for our sixth branch location in the Great Kills section of Staten Island.

FORWARD LOOKING STATEMENTS

     This release contains forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to adverse changes in local, regional or national economic conditions, fluctuations in market interest rates, changes in laws or government regulations, changes in customer preferences, and changes in competition within our market area. When used in this release or in any other written or oral statements by the Company or its directors, officers or employees, words or phrases such as "will result in," "management expects that," "will continue," "is anticipated," "estimate," "projected," or similar expressions, and other terms used to describe future events, are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date of the statement. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under the PSLRA's safe harbor provisions.

                                VSB Bancorp, Inc.
                 Consolidated Statements of Financial Condition
                               September 30, 2006
                                   (unaudited)

                                                             September 30,     December 31,
                                                                 2006              2005
                                                             -------------    -------------

Assets:
 Cash and cash equivalents                                   $  36,054,385    $  31,324,147
 Investment securities, available for sale                     113,888,922      106,023,293
 Loans receivable                                               66,171,876       73,944,105
  Allowance for loan loss                                       (1,193,024)      (1,153,298)
                                                             -------------    -------------
    Loans receivable, net                                       64,978,852       72,790,807
 Bank premises and equipment, net                                1,641,558        1,441,087
 Accrued interest receivable                                       821,129          728,627
 Deferred taxes                                                  2,268,664        2,298,195
 Other assets                                                    2,219,179        1,169,556
                                                             -------------    -------------
      Total assets                                           $ 221,872,689    $ 215,775,712
                                                             =============    =============

Liabilities and stockholders' equity:

Liabilities:
 Deposits:
    Demand and checking                                      $  72,944,352    $  66,692,436
    NOW                                                         20,433,030       23,574,056
    Money market                                                16,743,027       20,177,240
    Savings                                                     13,208,697       14,809,010
    Time                                                        73,690,729       67,731,273
                                                             -------------    -------------
       Total Deposits                                          197,019,835      192,984,015
 Escrow deposits                                                   371,654          267,144
 Subordinated debt                                               5,155,000        5,155,000
 Accounts payable and accrued expenses                           2,533,909        2,553,208
                                                             -------------    -------------
     Total liabilities                                         205,080,398      200,959,367

Employee Stock Ownership Plan Repurchase Obligation                259,532          284,411

Stockholders' equity:
 Common stock, ($.0001 par value, 3,000,000
    shares authorized, 1,891,759 issued and
    outstanding at September 30, 2006 and 1,509,822 issued
    and outstanding at December 31, 2005)                              189              151
 Additional paid in capital                                      8,812,500        8,743,200
 Retained earnings                                              10,443,503        8,621,693
 Unallocated ESOP shares                                        (1,282,175)      (1,408,983)
 Accumulated other comprehensive loss, net
   of taxes of $1,257,222 and $1,242,278,
   respectively                                                 (1,441,258)      (1,424,127)
                                                             -------------    -------------

    Total stockholders' equity                                  16,532,759       14,531,934
                                                             -------------    -------------

     Total liabilities and stockholders'
        equity                                               $ 221,872,689    $ 215,775,712
                                                             =============    =============

                                VSB Bancorp, Inc.
                      Consolidated Statements of Operations
                               September 30, 2006
                                   (unaudited)

                                         Three months      Three months      Nine months      Nine months
                                            ended             ended             ended            ended
                                        Sept. 30, 2006    Sept. 30, 2005    Sept. 30, 2006   Sept. 30, 2005
                                        --------------    --------------    --------------   --------------
Interest and dividend income:
 Loans receivable                       $    1,794,879    $    1,540,973    $    5,301,788   $    4,193,942
 Investment securities                       1,336,087         1,160,153         3,862,518        3,715,401
 Other interest earning assets                 282,049           171,029           594,676          316,289
                                        --------------    --------------    --------------   --------------
     Total interest income                   3,413,015         2,872,155         9,758,982        8,225,632

Interest expense:
 NOW                                            27,867            28,455            77,512           78,351
 Money market                                   85,246            55,768           264,909          161,768
 Savings                                        23,607            20,897            62,985           59,235
 Subordinated debt                              89,040            89,040           267,119          267,119
 Time                                          662,769           330,917         1,647,723          781,303
 Other interest expense                          1,112                --             1,112               --
                                        --------------    --------------    --------------   --------------
     Total interest expense                    889,641           525,077         2,321,360        1,347,776

Net interest income                          2,523,374         2,347,078         7,437,622        6,877,856
Provision (benefit) for loan loss              (25,000)          (15,000)               --          (90,000)
                                        --------------    --------------    --------------   --------------
    Net interest income
       after provision for loan loss         2,548,374         2,362,078         7,437,622        6,967,856

Non-interest income:
 Loan fees                                      16,973            22,914            57,273           80,008
 Service charges on deposits                   366,716           450,172         1,143,444        1,294,779
 Net rental income                               1,083           149,129             7,832          170,734
 Other income                                   62,151            49,259           200,395          103,752
                                        --------------    --------------    --------------   --------------
     Total non-interest income                 446,923           671,474         1,408,944        1,649,273

Non-interest expenses:
 Salaries and benefits                         909,308           958,331         2,911,028        2,832,081
 Occupancy expenses                            275,324           238,295           814,374          725,037
 Legal expense                                 117,258            84,057           279,579          117,432
 Professional fees                              46,000            51,000           136,000          177,000
 Computer expense                               69,611            62,045           192,236          176,995
 Director fees                                  53,950            39,900           167,400          126,825
 Other expenses                                317,875           368,568           934,915          863,216
                                        --------------    --------------    --------------   --------------
     Total non-interest expenses             1,789,326         1,802,196         5,435,532        5,018,586

       Income before income taxes            1,205,971         1,231,356         3,411,034        3,598,543
                                        --------------    --------------    --------------   --------------

Provision (benefit) for income taxes:
 Current                                       515,262           580,100         1,544,749        1,664,840
 Deferred                                       46,580            (6,318)           44,475           11,876
                                        --------------    --------------    --------------   --------------
     Total provision for income taxes          561,842           573,782         1,589,224        1,676,716

              Net income                $      644,129    $      657,574    $    1,821,810   $    1,921,827
                                        ==============    ==============    ==============   ==============

Basic income per common share           $         0.35    $         0.36    $         1.00   $         1.07
                                        ==============    ==============    ==============   ==============

Diluted net income per share            $         0.34    $         0.35    $         0.98   $         1.03
                                        ==============    ==============    ==============   ==============

Book value per common share             $         8.88    $         7.63    $         8.88   $         7.63
                                        ==============    ==============    ==============   ==============